Exhibit 10.68

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THIS INSTRUMENT PREPARED BY
AND WHEN RECORDED RETURN TO:
Maurice L. Shevin, Esq.
Sirote & Permutt, P.C.
2222 Arlington Avenue
Birmingham, Alabama 35205

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STATE OF ALABAMA           )
                         :

COUNTY OF ____________     )

                                             SPACE ABOVE LINE FOR RECORDER'S USE

                       MORTGAGE WITH ASSIGNMENT OF RENTS,

                      SECURITY AGREEMENT AND FIXTURE FILING

                             As of January 27, 1997

     This MORTGAGE AND SECURITY AGREEMENT ("Mortgage") is made by PEACHES ENTERTAINMENT CORPORATION ("Mortgagor"), a corporation organized under the laws of the State of Florida and having an address at 1180 East Hallandale Beach Boulevard, Hallandale, Florida 33009, in favor of URT INDUSTRIES, INC.("Mortgagee"),a corporation organized under the laws of the State of Florida and having a place of business at 1180 East Hallandale Beach Boulevard, Hallandale, Florida 33009.

     THIS INSTRUMENT IS INTENDED TO BE A MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT OF BOTH REAL AND PERSONAL PROPERTY, INCLUDING GOODS THAT ARE TO BECOME FIXTURES ON REAL

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NOTE TO RECORDER: THIS INSTRUMENT HAS BEEN EXECUTED AND DELIVERED PURSUANT TO AN
ORDER OF THE UNITED STATES BANKRUPTCY COURT, SOUTHERN DISTRICT OF FLORIDA, IN CASE NO. 96-20153-BKC-RBR (IN RE: PEACHES ENTERTAINMENT CORP.), WHICH ORDER


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CONFIRMED  THE  PLAN OF  REORGANIZATION  FILED  IN SUCH  BANKRUPTCY  PROCEEDING.
PURSUANT TO 11 U.S.C. ss.1146 OF THE UNITED STATES BANKRUPTCY CODE, NO RECORDING TAX, DOCUMENTARY STAMP TAX AND/OR INTANGIBLE TAX IS DUE AND PAYABLE ON THIS INSTRUMENT.

PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE MORTGAGES OF REAL ESTATE ARE FILED AND SHOULD ALSO BE INDEXED AS A FINANCING
STATEMENT FOR GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN.

                                   BACKGROUND

     1. Mortgagor has on this date executed and delivered to Mortgagee a Promissory Note in the principal amount of $700,000(the "Note").

     2. Mortgagor has on this date executed and delivered to Mortgagee that certain Peaches -URT Reimbursement Agreement (the "Reimbursement Agreement"), pursuant to which Mortgagor has agreed, inter alia, to reimburse Mortgagee for any payment made by Mortgagee under Mortgagee's guaranty of certain obligations of Mortgagor to certain creditors of Mortgagor (the "URT Guaranty").

     3. For good and valuable consideration and as an inducement to Mortgagee to make the credit extensions contemplated by the Note and the URT Guaranty, and as an inducement for Mortgagee to execute and deliver the URT Guaranty for Mortgagor's benefit, Mortgagor has agreed to execute and deliver this Mortgage and Security Agreement.

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                                GRANT OF MORTGAGE

                             AND SECURITY AGREEMENT

     For good and valuable consideration, the receipt and sufficiency of which Mortgagor hereby acknowledges, and to secure: (a) the repayment to Mortgagee of all amounts now or hereafter owing Mortgagee under or evidenced by the Note, (b) the repayment to Mortgagee of all amounts now or hereafter owing Mortgagor under the Reimbursement Agreement, (c) reimbursement of any and all advances made by Mortgagee to protect or preserve the Mortgaged Property (as hereinafter defined) or the lien hereof on the Mortgaged Property, or for taxes, assessments, insurance premiums or other costs as hereinafter provided, and (d) performance of each agreement contained herein, Mortgagor hereby mortgages to Mortgagee (and, in the case of personal property, assigns to Mortgagee and grants to Mortgagee a security interest in) the property described in clauses A through F below, in each case whether presently or hereafter existing and whether now owned or hereafter acquired by Mortgagor (all such property being collectively the "Mortgaged Property"):

     A. The land described in Exhibit "A" hereto (the "Land").

     B. All rents, tenements, hereditaments, buildings and other structures, plants, easements and appurtenances located on, or belonging or in any way appertaining to, any of the Land and all of the estate, right, title, interest, possession, claim and demand (in law and/or in equity) of Mortgagor in and to every part of the Land (collectively, "Improvements and Related Property").

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     C. All machinery, apparatus, equipment, fittings, fixtures, and articles of personal property of every kind and nature located in or upon any part of the foregoing Mortgaged Property and used or usable in connection with any present or future operation of any of the foregoing Mortgaged Property, including but not limited to insurance policies and proceeds, building materials, heating, lighting, laundry, incinerating, and power equipment, irrigation fixtures and
equipment,  engines,  pipes,  pumps,  tanks,  motors,  conduits,   switchboards,
plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus, air cooling and air conditioning apparatus, elevators, furniture, partitions, ducts, compressors and appliances.

     D. All awards of payments, including interest thereon, and the right to receive the same, which may be made with respect to any part of the foregoing Mortgaged Property as a result of: (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, or (c) any other injury to or decrease in the value of the foregoing Mortgaged Property.

     E. All accounts, accounts receivable, inventory, contract rights, general intangibles, instruments, chattel paper, actions and rights of action, machinery, equipment, fixtures, and other personal property (including, but not limited to, all permits, licenses, books, records, software, plans and specifications, trade names, and trademarks) now and hereafter located in or upon, arising from, related to or used or usable in connection with (a) any of the foregoing Mortgaged Property or (b) any business conducted in or on any of the foregoing Mortgaged Property.

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     F. All proceeds, products, replacements, additions, substitutions, renewals and accessions of or to any of the foregoing.

                        FURTHER AGREEMENTS AND WARRANTIES

     Mortgagor hereby agrees with and warrants to Mortgagee as follows:

     1. Title Warranties. Mortgagor is indefeasibly seized in fee simple of the Mortgaged Property and has full power and lawful right to mortgage it. The Mortgaged Property is free from and unencumbered by any charges, judgments, taxes, tax titles or tax certificates, liens, assessments, and encumbrances of any kind except those listed in Exhibit B. Mortgagor fully warrants its title to the Mortgaged Property and shall defend that title, at Mortgagor's expense, against the claims of all persons except such claims as are based upon those matters which are listed as exceptions in the foregoing title insurance commitment. Mortgagor shall use reasonable efforts to ensure that any contracts and other items described in clause E under "GRANT OF MORTGAGE" above shall not prohibit their collateral assignment to Mortgagee.

     2. Payment of Indebtedness. Mortgagor shall pay all indebtedness and other sums secured hereby promptly as they become due.

     3. Taxes and Assessments. Mortgagor shall pay or cause to be paid promptly as they become due and payable all taxes, assessments and other public charges that may be levied or assessed against the Mortgaged Property and shall, upon the request of Mortgagee, deliver to

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Mortgagee  receipts  evidencing the payment of all such taxes,  assessments  and other charges. Mortgagor shall keep in force and timely renew any and all permits and licenses relating to the Mortgaged Property or the use thereof.

     4. Taxes and Insurance Escrow. At the discretion of Mortgagee, Mortgagor may be required, at some time, to deposit monthly installments in amounts sufficient to discharge Mortgagor's obligations under Paragraphs 3 and 6 when they become due. Mortgagee, shall, upon determining that an escrow fund is necessary, determine the amount of the installments to be deposited with Mortgagee, so that the aggregate of such deposits shall be sufficient for this purpose, shall be made by Mortgagee in its reasonable discretion. Such amounts shall be held by Mortgagee without interest and applied to the payment of the obligations in respect of which such amounts were deposited or, at the option of Mortgagee, to the payment of those obligations in such order or priority as Mortgagee determines, on or before the respective dates on which they or any of them would become delinquent. If one month before the date on which any such charges become delinquent, the amounts then on deposit with Mortgagee are insufficient for the payment of such obligations in full, Mortgagor shall, within 10 days after demand, deposit the amount of the deficiency with Mortgagee. Nothing contained herein shall affect any right or remedy of Mortgagee under any provisions of this Mortgage or of any statute or rule of law to pay any such amount and to add the amount so paid together with interest as provided hereinafter to the indebtedness secured hereby.

     5.  Removal  of  Liens.   Mortgagor  shall  not  permit  any  construction,
mechanic's, materialman's, statutory or other lien (other than a lien for real estate taxes or special assessments

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that are not yet due and payable  and any lien  specifically  permitted  by this
Mortgage) to accrue and remain on any part of the Mortgaged Property for a period of more than fifteen (15) days prior to removal by transfer to bond or payment.

     6. Insurance. (a) Mortgagor shall procure and maintain during the term of this Mortgage insurance policies for fire and extended coverage insuring the Mortgaged Property in form and substance acceptable to Mortgagee, in a minimum amount sufficient to cover 100% of the full replacement cost of all improvements on the Mortgaged Property, together with all fixtures, equipment, chattels and personal property owned by Mortgagor and installed therein or appurtenant thereto, or otherwise attached to and a part of the Mortgaged Property. In addition, Mortgagor shall maintain standard form Public Liability Insurance covering the Mortgaged Property in the minimum amount of $500,000/$1,000,000. All such policies shall be issued by insurance companies acceptable to Mortgagee and shall contain a mortgagee clause satisfactory to Mortgagee which shall, among other things, require the insurer to notify Mortgagee at least 30 days in advance of any cancellation of the policy. Mortgagor shall deposit originals of, or certificates for and copies of, all such policies with Mortgagee, and, not less than 20 days before the expiration date of any such policy, Mortgagor shall deliver to Mortgagee a renewal policy or certificate therefor and copy thereof.

     (b) If the Mortgaged Property is in a Special Flood Hazard Area as determined by Mortgagee at any time, flood insurance must be provided in an amount equal to the lesser of $400,000 or the maximum coverage available under the National Flood Insurance Program for the particular type and location of property.

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     (c)  Mortgagee  shall have the right to approve  the  insurance  company or companies (based on accepted industry ratings and financial strength) furnishing the coverage and the form and content of the policies.

     (d) Mortgagee is hereby authorized and empowered to collect and receive the proceeds from any such insurance policy or policies. After deducting from such insurance proceeds all of its reasonable expenses incurred in the collection and administration thereof, including attorneys' fees and expenses, Mortgagee shall make the net proceeds available, if Mortgagor so requests, to be used for restoration and/or replacement of the Mortgaged Property (hereafter referred to as ("Repair") provided no Event of Default exists, and, if the proceeds exceed $100,000, provided that: (a) Repair is reasonably feasible as determined by an independent contractor approved by Mortgagee (hereafter referred to as the "Contractor"), (b) if the proceeds are insufficient to pay in full the costs of repair, as estimated by the Contractor, Mortgagor shall have deposited with Mortgagee in escrow, prior to the release of any of the proceeds, sufficient additional funds to fund such estimated costs, and (c) Mortgagee shall have approved the building plans of Mortgagor regarding Repair before Repair is commenced (which approval shall not be unreasonably withheld). Mortgagee may disburse the proceeds and any amounts deposited with it as aforesaid in accordance with whatever procedures, safeguards and requirements it elects that are customary for disbursements by construction lenders of construction loan proceeds in Mobile County, Alabama and may cease making disbursements and may apply any portion of the proceeds then remaining to the indebtedness secured hereby at any time after an Event of Default occurs. Mortgagee shall not

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be held responsible for any failure to collect any insurance  proceeds due under the terms of any policy regardless of the cause of such failure.

     7. Repair and Restoration. Mortgagor shall keep the Mortgaged Property in good condition and repair and shall not commit or permit any waste or deterioration thereof. Mortgagor shall promptly repair, restore, replace or rebuild any part of the Mortgaged Property which may be damaged or destroyed by any casualty.

     8. Hazardous Substances. (a) Mortgagor shall comply with any and all laws, regulations and orders with respect to the discharge and removal from the Mortgaged Property of hazardous or toxic wastes or other substances (collectively "Hazardous Substances"), shall pay immediately when due the cost of removal of any Hazardous Substances and shall keep the Mortgaged Property free of any lien imposed pursuant to such laws, regulations or orders.

     (b) If at any time or from time to time the Mortgagee has reason to believe that Hazardous Substances may exist or be present on or about the Mortgaged Property the Mortgagee shall have the right upon 10 days written notice to Mortgagor to require Mortgagor to promptly obtain and furnish to Mortgagee at Mortgagor's expense environmental audits, testing and written reports as to the Mortgaged Property by a qualified environmental testing company acceptable to Mortgagee. If the reports, audits or tests reveal the presence or likely presence of Hazardous Substances the Mortgagor shall be required to forthwith undertake at Mortgagor's expense all necessary remediation to remove the Hazardous Substances and to otherwise comply with all

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environmental laws and ordinances. Mortgagor shall promptly forward to Mortgagee all notices that it receives as to environmental matters concerning or affecting the Mortgaged Property.

     (c) If Mortgagor fails to promptly remove any Hazardous Substances after notice to Mortgagor and the expiration of the cure period permitted under applicable law, regulation or order, Mortgagee may cause the Hazardous Substances in question to be removed from the Mortgaged Property (without waiving its right to consider Mortgagor in default hereof based on Mortgagor's failure to do so). The cost of any such removal shall be additional indebtedness secured hereby and shall become immediately due and payable upon demand with interest thereon at the Note Rate. Mortgagor shall give to Mortgagee and its agents, contractors and employees access to the Mortgaged Property and hereby specifically grants to Mortgagee and such other persons a license (effective upon expiration of the applicable cure periods described above) to remove any Hazardous Substances. Mortgagor shall indemnify and hold Mortgagee free and harmless from and against whatever loss, cost, damage (including consequential damages) and expense (including attorneys' fees and costs) Mortgagee may sustain by reason of the assertion against Mortgagee by any party of any claim in connection with Hazardous Substances on or near the Mortgaged Property. Nothing in this Paragraph 8 shall be construed to impose any obligation on Mortgagee.

     (d) Mortgagor shall not install nor permit to be installed in the Mortgaged Property asbestos or any substance containing asbestos or any other material considered hazardous by federal, state or local regulations, and, with respect to any such substance or material currently or hereafter present in the Mortgaged Property, shall promptly either (a) remove any such material

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which  such  regulations  consider  hazardous  and  require to be removed or (b)
otherwise comply with such federal, state or local regulations, all at Mortgagor's expense. If Mortgagor fails to so remove any such substance or otherwise comply as aforesaid, Mortgagee may, after notice to Mortgagor and the expiration of any cure period permitted under the applicable law, regulation or order, do whatever is necessary to eliminate the substance from the Mortgaged Property or otherwise comply with the applicable law, regulation or order (without waiving its right to consider Mortgagor in default based on Mortgagor's failure to do so), the cost of which shall be additional indebtedness secured hereby and shall become immediately due and payable upon demand with interest thereon at the Note Rate. Mortgagor shall give to Mortgagee and its agents,
contractors  and  employees   access  to  the  Mortgaged   Property  and  hereby
specifically grants to Mortgagee and such other persons a license (effective upon expiration of the applicable cure periods described above) to remove said asbestos or any other substance described above. Mortgagor shall indemnify and hold Mortgagee free and harmless from and against all loss, cost, damage (including consequential damages) and expense (including attorneys' fees and costs) claimed or proven against Mortgagee by any party, as a result of the presence of any asbestos or other substance described above on or in the Mortgaged Property or any removal thereof or compliance with law or regulations.

     9. Alterations. No building or other structure now or hereafter included within the Mortgaged Property shall be removed, demolished or materially altered, without the prior written consent of Mortgagee, except that Mortgagor shall have the right, without such consent, to remove and dispose of, free from the lien of this Mortgage, such furniture, fixtures and equipment as from time to time becomes worn out, obsolete or no longer needed, provided that either:
(a)

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simultaneously  with or prior to such  removal,  such  furniture,  fixtures  and equipment shall be replaced with other furniture, fixtures and equipment of a value at least equal to that of the replaced equipment and free from any title retention, security agreement or other encumbrance and from any reservation of title, and by such removal and replacement Mortgagor shall be deemed to have subjected such furniture, fixtures and equipment to the lien of this Mortgage, or (b) any net cash proceeds received from such disposition shall be paid over promptly to Mortgagee to be applied to the indebtedness secured hereby without any charge for prepayment.

     10. Performance by Mortgagee. If Mortgagor fails to repair or insure the Mortgaged Property as required hereby, to deliver the insurance policy(ies) (or certificates therefor together with copies thereof) with premiums paid as herein agreed, to pay as they become due and payable the taxes, assessments or charges which may be assessed or imposed with respect to the Mortgaged Property (or any part thereof), to satisfy the liens or claims which may accrue on or with respect to the Mortgaged Property (or any part thereof), or to perform any other obligations of Mortgagor under this Mortgage and such failure continues for 30 days (or, in the case of any failure involving insurance, 3 days) after notification thereof by Mortgagee to Mortgagor, Mortgagee may, at its election (but without any obligation), repair the Mortgaged Property, insure the Mortgaged Property and pay the aforesaid taxes, charges, liens and claims (or any part thereof) or perform any other obligations of Mortgagor under this Mortgage without waiving its right of foreclosure or any other right hereunder and without the necessity of notice to or demand of Mortgagor. Mortgagor shall reimburse immediately to Mortgagee on demand the sum or sums so paid, with interest thereon at the Note Rate, and any and all reasonable costs, charges, abstract fees, attorneys' fees and expenses,

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and other expenses incurred in attempting to collect the same or enforce payment thereof, and any such sum or sums so paid shall become a part of the indebtedness secured hereby.

     11. No Sale or Further Encumbrance (Due on Sale). Neither the Mortgaged Property nor any part thereof or interest therein may be transferred, assigned, conveyed, or further mortgaged (except to Mortgagee) without the prior written consent of Mortgagee, which may be granted or withheld in Mortgagee's sole and absolute discretion. The Note shall be accelerated and due and payable in full upon a violation of this covenant.

     12. Default and Acceleration. Any one or more of the following events shall constitute an event of default (collectively "Events of Default", each an "Event of Default"):

     (a) should any sum of principal, interest or other amount evidenced by the Note, or any sum due under the Reimbursement Agreement, not be paid on the date when it becomes due and such default continues for a period of more than five (5) days after written notice; or

     (b) should Mortgagor default under the terms of the Note or the Reimbursement Agreement (other than the terms set forth in (a) above), and such default continues for a period of more than ten (10) days after written notice; or

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     (c)  should  Mortgagor  default  under any  obligation  or covenant of this
          Mortgage and such default continues for a period of more than ten (10) days after written notice.

Upon the occurrence of an Event of Default: (a) Mortgagor shall be in default under this Mortgage, and all obligations secured under the Mortgage and due under the Note and/or Reimbursement Agreement shall immediately become due and payable without further notice to Mortgagor; (b) upon demand by Mortgagee, Mortgagor shall pay to Mortgagee, in addition to all other payments specifically required under the Note and the Reimbursement Agreement, in monthly installments, at the times and in the amounts required by Mortgagee from time to time, sums which when cumulated will be sufficient to pay one month prior to the time the same become delinquent, all taxes which are or may become a lien affecting the Mortgaged Property and the premiums for any policies of insurance to be obtained and maintained in connection with Mortgagee's loan to Mortgagor (all such payments to be held in a cash collateral account as additional security for the secured obligations); and (c) Mortgagee may, without notice to or demand upon Mortgagor, which are expressly waived by Mortgagor (except for notices or demands otherwise required by applicable laws to the extent not effectively waived by Mortgagor and any notices or demands specified below), and without releasing Mortgagor from any of its obligations, exercise any one or more of the following remedies as Mortgagee may determine:

     1. Mortgagee may, either directly or through an agent or court appointed receiver, and without regard to the adequacy of any security for the secured obligations:

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     (i) enter,  take  possession of,  manage,  operate,  protect,  preserve and maintain, and exercise any other rights of an owner of, the Mortgaged Property, and use any other properties or facilities of Mortgagor relating
     to  the  Mortgaged   Property,   all  without  payment  of  rent  or  other
     compensation to Mortgagor;

     (ii) make, cancel, enforce or modify leases, obtain and evict tenants, fix or modify rents and, in its own name or in the name of Mortgagor, otherwise conduct any business of Mortgagor in relation to the Mortgaged Property and deal with Mortgagor's creditors, debtors, tenants, agents and employees and any other persons having any relationship with Mortgagor in relation to the Mortgaged Property, and amend any contracts between them, in any manner Mortgagee may determine;

     (iii) either with or without taking possession of the Mortgaged Property, notify obligors on any rights that all payments and other performance are to be made and rendered directly and exclusively to Mortgagee, and in its own name supplement, modify, amend, renew, extend, accelerate, accept partial payments or performance on, make allowances and adjustments and issue credits with respect to, give approvals, waivers and consents under, release, settle, compromise, compound, sue for, collect or otherwise liquidate, enforce or deal with any rights, including collection of amounts past due and unpaid (Mortgagor agreeing not to take any such action after the occurrence of an Event of Default without prior written authorization from Mortgagee);

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     (iv)  endorse,  in the name of  Mortgagor,  all  checks,  drafts  and other evidence of payment relating to the Mortgaged Property, and receive, open and dispose of all mail addressed to Mortgagor and notify the postal authorities to change the address for delivery of such mail to such address as Mortgagee may designate; and

     (v) take such other action as Mortgagee deems appropriate to protect the security of this Mortgage.

     2. Mortgagee may foreclose this Mortgage either by sale at public outcry or by proceedings in law or equity, and Mortgagee may become the purchaser at any foreclosure sale if the highest bidder, and, in the event of sale at public outcry, Mortgagee may sell or cause to be sold, all and singular, the Mortgaged Property and all the estate, right, title and interest, claim and demand therein, such sales or sales to be made at public outcry at the North door of the courthouse of the county in which the Mortgaged Property is located at such time or times and upon such terms as may be required by law or as Mortgagee may determine, after having first given notice of the time, place, terms of sale, together with the description of the property to be sold, by publication once a week for three consecutive weeks prior to said sale in any newspaper then published in the county in Alabama in which the Real Property is located, and after giving such other notice of the time, place and terms of sale as may be required by law. In the event of a sale hereunder, Mortgagee or owners of the debt and Mortgage, or the auctioneer, shall execute to the purchaser for and in the name of Mortgagor, a good and sufficient deed to the Mortgaged Property. Mortgagee may sell such property either as a whole or in separate parcels and in such order as Mortgagee may direct (Mortgagor waiving any right to direct the order of sale), at public auction to the highest bidder for cash in lawful money of the United States (or cash equivalents acceptable to Mortgagee to the extent permitted by applicable law), payable at the time of sale. Mortgagee may postpone the sale of all or any part of the Mortgaged Property by public announcement at such time and place of sale, and from time to time after any such postponement may postpone such sale by public announcement at the time fixed by the preceding postponement. Mortgagee shall deliver to the purchaser at such sale its deed conveying the property so sold, but without any covenant or warranty, express or implied, and the recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Mortgagee, may purchase at such sale, and any bid by Mortgagee may be, in whole or in part, in the form of cancellation of all or any part of the secured obligations.

     3. With respect to any personal property of Mortgagor, Mortgagee shall have in any jurisdiction where enforcement of this Mortgage is sought all remedies of a secured party under the UCC and may require Mortgagor, on demand, to assemble all such personal property and make it available to Mortgagee at places that Mortgagee may select that are reasonably convenient for both parties, whether at the premises of Mortgagor or elsewhere.

     4. Mortgagee may proceed to protect, exercise and enforce any and all other remedies provided under the Note or the Reimbursement Agreement or by applicable laws.

     All proceeds of collection, sale or other liquidation of the Mortgaged Property shall be applied first to all costs, fees, expenses and other amounts (including interest) payable by Mortgagor under Paragraph 16 of this Mortgage and to all other secured obligations not otherwise repaid in such order and manner as Mortgagee may determine, and the remainder, if any, to the person or person legally entitled thereto.

     Each of the remedies provided in this Mortgage is cumulative and not exclusive of, and shall not prejudice, any other remedy provided in this Mortgage or by applicable laws or under any other loan document between the parties. Each remedy may be exercised from time to time as often as deemed necessary by Mortgagee, and in such order and manner as Mortgagee may determine. This Mortgage is independent of any other security for the secured obligations, and upon the occurrence of an Event of Default, Mortgagee may proceed in the enforcement of this Mortgage independently of any other remedy that Mortgagee may at any time have with respect to the Mortgaged Property or the secured obligations or any other security. Mortgagor, for itself and for any other person claiming by or through Mortgagor, waives, to the fullest extent permitted by applicable laws, all rights to require a marshalling of assets by Mortgagee or to require Mortgagee to first resort to any particular portion of the Mortgaged Property or any other security (whether such portion shall have been retained or conveyed by Mortgagor) before resorting to any other portion, and all rights of redemption, stay and appraisal.

     13. Inspections. Mortgagee and any persons authorized by Mortgagee shall be entitled to enter and inspect the Mortgaged Property at all reasonable times.

     14. Rights Cumulative. No enumeration of special rights or powers by any provisions of this Mortgage shall be construed to limit any grants of general rights or powers, or to take away or limit any and all rights granted to or vested in Mortgagee by virtue of the laws of the State of Alabama.

     15. Excise Taxes. Mortgagor shall pay any and all documentary stamp, excise, intangible or other taxes levied on, in connection with or as a result of this Mortgage and/or any indebtedness or advances secured hereby and shall indemnify Mortgagee from and against any liability resulting from any breach of the aforesaid covenant, including interest and penalties.

     16. Costs of Enforcement. Mortgagor shall pay any and all costs, expenses (including without limitation title insurance and title search expenses, inspection reports and consultants' fees) and attorneys' fees and expenses, reasonably incurred or paid by Mortgagee because of the failure of Mortgagor to perform, comply with and abide by the terms, conditions and covenants of this Mortgage, whether suit be brought or not, whether incurred in bankruptcy, and whether incurred in trial or appellate proceedings, and any such costs and expenses shall be secured by the lien of this Mortgage.

     17. Modification of Covenants or Restrictions. Mortgagor shall not terminate, join in, or initiate, consent to or permit any discharge, amendment, or modification of, any public or private restrictions or covenants or any zoning ordinances affecting the Mortgaged Property or any zoning ordinances affecting it which would adversely affect use of the Mortgaged
Property as presently operated, without first having obtained the written consent of Mortgagee to such action.

     18. Condemnation. If all or any part of the Mortgaged Property is condemned and taken for public use under the power of eminent domain, Mortgagee will have the right to demand that all damages awarded on account of the taking of or damages to the Mortgaged Property (the "Award") be paid to Mortgagee up to the amount then secured by this Mortgage. Notwithstanding the foregoing, in the event of a partial taking under the power of eminent domain, any Award will, if Mortgagor requests, be used for restoration and/or replacement of the Mortgaged Property (hereafter referred to as "Restoration") provided: (a) no Event of Default exists, (b) Restoration is reasonably feasible as determined by an independent contractor approved by Mortgagee (hereafter referred to as the "Contractor"), (c) if the Award is insufficient to pay in full the costs of Restoration, as estimated by the Contractor, Mortgagor shall have deposited with Mortgagee in escrow, prior to the release of any of the Award, sufficient additional funds to fund such estimated costs, and (d) Mortgagee shall have approved the building plans of Mortgagor regarding Restoration before Restoration is commenced (which approval shall not be unreasonably withheld). Mortgagee may disburse the Award and any amounts deposited with it as aforesaid in accordance with whatever procedures, safeguards and requirements it elects that are customary for disbursements by construction lenders of construction loan proceeds in Mobile County, Alabama and may cease making disbursements and may apply any portion of the Award then remaining to the indebtedness secured hereby at any time after an Event of Default occurs.

     19. Estoppel Letters. Mortgagor, upon written request, shall certify, by a writing duly acknowledged, to Mortgagee or to any proposed assignee of this Mortgage, the amount of principal and interest then owing on this Mortgage and whether any offsets or defenses exist against the indebtedness secured hereby, within 10 days after the mailing of such request and if Mortgagor fails to so respond within 10 days, the information contained in Mortgagee's request shall be deemed binding on Mortgagor.

     20. No Waiver. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions hereof shall not be considered to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Neither Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the indebtedness now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of any security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner or owners of the Mortgaged Property and the Mortgagee extending the time of payment for amounts due under the Note, the Reimbursement Agreement or this Mortgage or modifying the terms thereof without first having obtained the consent of Mortgagor or such other person, and, in the latter event, Mortgagor and all such other persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Mortgagee. Regardless of consideration, and without the necessity for any notice to or consent by Mortgagor or the holder of any subordinate lien on the Mortgaged Property, Mortgagee may release the obligation of anyone at any time liable for any of the indebtedness secured by this Mortgage or any part of the security held for the indebtedness and may extend the time of payment or otherwise modify the terms of the Note or this Mortgage without, as to the security or the remainder thereof, in any way impairing or affecting the lien of this Mortgage or the priority of such lien, as security for the payment of the indebtedness as it may be so extended or modified, over any subordinate lien.

     21. Resort to Other Collateral; Waiver of Certain Defenses. Mortgagee may resort for the payment of the indebtedness secured hereby to any other security therefor in such order and manner as Mortgagee may elect in its sole discretion. Mortgagor agrees, to the extent that it may lawfully so agree, that if an Event of Default occurs, neither Mortgagor nor anyone claiming through or under Mortgagor shall or will set up, seek or claim to take advantage of any appraisement, valuation, stay, extension, homestead, redemption, moratorium or marshaling laws now or hereafter enforced in the jurisdiction where the Mortgaged Property may be situated in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Mortgaged Property, or the final or absolute putting into possession thereof, immediately after such sale, of the purchaser thereof; and Mortgagor for itself and its successors and assigns hereby waives, to the full extent that it may lawfully do so, the benefit of all such laws and any and all right to have the estates comprising the security intended to be created hereby marshaled upon any foreclosure of the lien hereof.

     22. Superiority Over Intervening Liens. Any agreement hereafter made between Mortgagor and Mortgagee relating to this Mortgage, the Mortgaged Property or any indebtedness now or hereafter secured hereby shall be superior to the rights of any holder of an intervening lien or encumbrance recorded after the date this Mortgage is recorded.

     23. Furniture, Fixtures, Equipment, Contract Rights, General Intangibles, Accounts and Personal Property. This Mortgage constitutes and shall be construed as a security agreement and financing statement under Alabama's Uniform Commercial Code for the purpose of evidencing and creating a lien on and security interest in furniture, fixtures, equipment, inventory, accounts, contract rights, general intangibles and personal property and all accounts receivable from whatever source included in the Mortgaged Property and shall be recorded in the real estate records of the county in which the Mortgaged Property is located. Either the original or a photocopy of this Mortgage shall suffice as a financing statement for the purposes of Alabama's Uniform Commercial Code: provided, however, that Mortgagor shall execute, at Mortgagee's request, such financing statements and amendments thereof as Mortgagee may request in connection with this Mortgage and Security Agreement, for filing in said real estate records, with the Alabama Secretary of State, or in such other locations as Mortgagee in good faith selects. Notification of any sale or other disposition of such furniture, fixtures, equipment, inventory, contract rights, accounts, general intangibles and personal property after an Event of Default shall be considered reasonable if given 10 or more days before the disposition. Mortgagor shall notify Mortgagee at least 30 days before it makes any change in its name, identity or location (as defined in Article 9 of Alabama's Uniform Commercial Code) and shall execute and deliver to Mortgagee, before making any such change, all additional financing statements and amendments that Mortgagee may require to establish or maintain the validity and priority of Mortgagee's security interest with respect to the Mortgaged Property.

     24. Rents Assignment. (a) Mortgagor hereby assigns to Mortgagee the rents and profits (the "Rents") arising from any and all present and future leases or subleases of any part of the Mortgaged Property (the "Leases," each a "Lease") as further security for repayment of the indebtedness otherwise secured hereby and hereby irrevocably grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting all or any of the Rents, to apply all or any of the Rents (after deduction of collection costs) to the indebtedness secured hereby and to generally perform any other act with respect to the Leases and the Mortgaged Property to the same extent as Mortgagor could or might do. Mortgagor hereby irrevocably directs each tenant under any Lease, upon demand and notice from Mortgagee of an Event of Default under this Mortgage, the Note, the Reimbursement Agreement or other Loan Documents, to pay to Mortgagee all Rents hereafter accruing or due under such Lease; and any such tenant shall be under no obligation, before making such payments, to inquire into or determine the actual existence of any such Event of Default of which it is notified.

     (b) Mortgagor shall indemnify and hold Mortgagee harmless from and against any and all liability, damages and expenses that Mortgagee may incur under any of the Leases or by reason of any action taken or omitted to be taken by Mortgagee in connection with any of the Leases (except for liability, damages and expenses caused by Mortgagee's gross negligence or willful misconduct); and any amount that may become due from Mortgagor to Mortgagee as a result of the foregoing indemnity shall be paid by Mortgagor on demand, shall bear interest until paid at the Note Rate and shall be secured by this Mortgage. Nothing contained herein shall operate or be construed to obligate Mortgagee to perform any of the terms or covenants of any Lease.

     25. Financial Documents. Mortgagor shall furnish to Mortgagee within ninety
(90) days of the end of each calendar year the annual financial statement of Mortgagor and the annual financial statement for Mortgagor's operations of the Mortgaged Property, including operating statements reflecting all material information with respect to the operations of the Mortgaged Property, both in form and substance acceptable to Mortgagee, and shall also furnish his annual federal income tax return to Mortgagee within 10 days of the filing thereof each year with the Internal Revenue Service.

     26. Future Advances. This Mortgage and Security Agreement is given to secure not only existing indebtedness, but also such future advances, whether such advances are obligatory or are to be made at the option of Mortgagee, or otherwise, as are made within twenty years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of indebtedness that may be so secured may decrease or increase from time to time, but the total unpaid balance so secured at one time shall not exceed $700,000, plus interest thereon, and any disbursement made for payment of taxes, levies or insurance on the Mortgaged Property, with interest on such disbursements at the highest rate permissible under applicable law, plus all amounts due by Mortgagor to Mortgagee pursuant to the Reimbursement Agreement.

     27. Further Assurances. Mortgagor shall execute and deliver, at any time and from time to time, any such further instruments as may be reasonably requested by Mortgagee to confirm and perfect the lien of this Mortgage or to otherwise fulfill or further the objectives hereof.

     28. Amendments. This Mortgage may not be changed orally or by any course of dealing between Mortgagor and Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any change, modification or waiver is sought. In the event of any conflict between this Mortgage and the Reorganization Plan filed by Peaches in the bankruptcy case that it filed in the United States Bankruptcy Court for the Southern District of Florida, Case Number 96- 20153-BKC-RBR, or any term sheet on which the Plan is based, this Mortgage shall control.

     29. Terminology. The term "reasonable attorneys' fees" whenever used herein shall be deemed to include but not be limited to all attorneys' fees and fees of legal assistants, including those fees incurred in any and all judicial, bankruptcy, reorganization, administrative arbitration or probate and other proceedings, including appellate level proceedings, whether such proceedings arise before or after entry of a final judgment. The term "the Note Rate" whenever used herein means, at any particular time, the rate of interest then applicable to the Note (but not to exceed the highest rate permitted by applicable law). The captions herein are for convenience of reference only and shall not be used in interpreting the provisions that follow them.

     30. Binding Effect. The term "Mortgagor" shall be construed, to include the heirs, executors, administrators, legal or personal representatives, successors and assigns of each person or entity included within that term; and all the covenants and agreements of Mortgagor shall extend to and be binding upon all said persons and shall inure to the benefit of Mortgagee, its successors and assigns. All obligations of Mortgagor hereunder shall be the joint and several obligations of each person or entity included within that term.

     31. Partial Invalidity. If any provision of this Mortgage or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Mortgage and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     32. Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of Alabama.

     33. Time of the Essence. Time is of the essence of this Mortgage.

     34. Performance of Restrictive Covenants. Mortgagor shall perform all its obligations under any declaration or covenants or restrictions now or hereafter affecting the Mortgaged Property.

     35. Modifications of Notes or Loan Agreement. This Mortgage secures, in addition to the Note and Reimbursement Agreement, all extensions, renewals, consolidations and modifications thereof and all substitutions and replacements therefor. The terms the "Note" and the "Reimbursement Agreement" include all extensions, modifications, renewals and consolidations of the Note and the Reimbursement Agreement and all substitutions and replacements therefor.

     36. Survival of Indemnities.  Mortgagor's  liability under any indemnity or
hold  harmless   agreement   contained  herein  shall  survive  the  release  or
satisfaction hereof and repayment of the indebtedness secured hereby.

     37. Notices. All notices and other communications provided for hereunder shall be in writing and be delivered by hand or by telefax or sent by certified mail, return receipt requested. If to Mortgagor, at 1180 East Hallandale Beach Boulevard, Hallandale, Florida 33009, and, if to Mortgagee, at its address at 1180 East Hallandale Beach Boulevard, Hallandale, Florida 33009 or, as to each party, at such other address within the United States as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, be deemed effective upon the first to occur of (i) actual receipt or (ii) forty-eight (48) hours after deposit in the U.S. Mail, postage prepaid, certified mail. Copies of all telefax notice shall also be sent by Certified U.S. Mail.

     38. Subordination Agreement Respecting Certain Inventory. With respect to certain of Mortgagor's inventory, Mortgagee's security interest hereunder is subject to the terms of that certain Subordination Agreement, dated as of January 27, 1997, between and among Mortgagor, Mortgagee, BMG Distribution, Sony Music Entertainment, Inc., UNI Distribution Corporation, Polygram Group

Distribution, Warner/Elektra/Atlantic Corp., EMI Music Distribution and Alliance Entertainment Corp.

     39. Prior Mortgage. (a) This Mortgage is subject and subordinate to a certain first mortgage from Mortgagor to Barnett Bank of Broward County, dated September 13, 1990 (the "Prior Mortgage").

     (b) Any default in the payment or the performance of any of the covenants, conditions, or agreements contained in the Prior Mortgage shall, at the option of the Mortgagee, also constitute an Event of Default hereunder and, in such event, the Mortgagee shall be entitled to accelerate payment of this Mortgage, the Note and Mortgagor's obligations to Mortgagee under the Reimbursement Agreement, so that they shall be and become immediately due and payable, and Mortgagee shall have all such other and further rights and remedies as may be provided hereunder and by law.

     (c) Mortgagor shall duly, promptly, and fully perform the following in regard to the Prior Mortgage:

          (i) Mortgagor shall promptly pay, when due and payable, the interest, installments of principal, and all other sums and charges mentioned in and payable under the Prior Mortgage. Mortgagor shall promptly perform and observe all of the terms, covenants, and conditions required to be performed and observed by the Mortgagor under the Prior Mortgage, and shall do all things necessary to preserve and keep the Prior Mortgage free from default.

          (ii) Mortgagor shall promptly notify Mortgagee in writing of any default by Mortgagor in the performance or observance of any of the terms, covenants, or conditions on the part of Mortgagor to be performed under the Prior Mortgage.

          (iii) Mortgagor shall: (a) promptly notify Mortgagee in writing of the receipt by Mortgagor of any notice (other than notices customarily sent on a regular basis) from the mortgagee under the Prior Mortgage and of any notice alleging or claiming any default by the Mortgagor in the performance or observance of any of the terms, covenants, or conditions on the part of the Mortgagor to be performed or observed under the Prior Mortgage, and (b) promptly cause a copy of each such notice received by Mortgagor from the mortgagee under the Prior Mortgage to be delivered to Mortgagee.

          (iv) Mortgagor shall not, without the prior written consent of Mortgagee, enter into any agreement or accept the benefit of any arrangement whereby the mortgagee under the Prior Mortgage waives, postpones, extends, reduces, or modifies (i) the payment of any installment of interest or interest and principal or (ii) any other term, covenant, or condition of the Prior Mortgage.

          (v) Mortgagor shall, within ten (10) days after written demand from Mortgagee, use his best efforts to obtain from the mortgagee of the Prior Mortgage and deliver to

     Mortgagee a certificate stating that the Prior Mortgage is in full force and effect, is unmodified, and that no notice of default thereunder has been served on the Mortgagor and stating whether or not there are any defaults thereunder, and specifying the nature of such defaults, if any.

          (vi) Mortgagor shall furnish to Mortgagee, upon demand, proof of payment of all items which are required to be paid by the Mortgagor pursuant to the Prior Mortgage. Mortgagor shall furnish to Mortgagee, without notice or demand, proof of payment of all items, notice of which is required to be given to the mortgagee under the Prior Mortgage.

          (vii) Mortgagor shall execute and deliver, on request of Mortgagee, such instruments as Mortgagee may deem useful or necessary to permit Mortgagee to cure any default under the Prior Mortgage or permit Mortgagee to take such other action as Mortgagee considers desirable to cure or remedy the matter in default and preserve the interest of Mortgagee in the Mortgaged Property.

          (viii) Mortgagor shall promptly forward to Mortgagee all notices, reports, and documents which Mortgagor is requested to provide the mortgagee under the Prior Mortgage and pursuant to any other document or agreement between Mortgagor and the mortgagee under the Prior Mortgage.

     (d) If the Mortgagor fails to pay an installment of interest or interest and principal on the Prior Mortgage when the same become due, the Mortgagee may, without notice to Mortgagor, pay the same, and Mortgagor shall repay to Mortgagee the amount so paid with interest thereon at the highest rate of interest permitted to be charged by applicable law and the same shall be added to the mortgage indebtedness and be secured by this Mortgage.

     40. Waiver of Jury Trial. MORTGAGOR BY EXECUTION HEREOF AND MORTGAGEE BY ACCEPTANCE HEREOF HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING BUT NOT LIMITED TO ANY CLAIMS, CROSS CLAIMS OR THIRD PARTY CLAIMS) ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS MORTGAGE AND SECURITY AGREEMENT. MORTGAGOR AND MORTGAGEE ACKNOWLEDGE THAT THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN A MATERIAL INDUCEMENT TO MORTGAGEE TO PROVIDE THE LOAN EVIDENCED BY THE NOTE AND TO EXECUTE AND DELIVER THE URT GUARANTY.

     IN WITNESS WHEREOF, Mortgagor has executed this Mortgage on the day and year first above written.

                                                Peaches Entertainment Corp.,
                                                a Florida Corporation

                                                By:     s/Brian Wolk
                                                    -----------------------
                                                 Name: Brian Wolk

                                                 Title: Executive Vice President

STATE OF FLORIDA                           )
                                           :
BROWARD COUNTY                             )

     I, the undersigned authority, a Notary Public in and for said County, in said State, hereby certify that Jason Wolk, an Executive Vice President of Peaches Entertainment Corp., a Florida corporation, whose name is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the said instrument, he, as such officer and with full authority, executed the same voluntarily as of the day the same bears date.

     GIVEN under my hand and seal, this 3 day of February , 1997.

                                          s/ Olga E. Salgado
                                      --------------------------------------
                                      Notary Public

                                      My commission expires:      1/27/98

NOTARIAL SEAL                         [Notarial Seal Affixed to Execution Copy]

                                   Exhibit A
                                   [Omitted]

                                   Exhibit B
                                   [Omitted]